THIS WARRANT HAS BEEN ISSUED TO THE HOLDER THEREOF IN RELIANCE UPON ITS INVESTMENT REPRESENTATIONS TO THE COMPANY AND MAY NOT BE TRANSFERRED TO ANOTHER PERSON EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN SECTION 5.

                                                                  April 12, 2000

                              COMMON STOCK WARRANT

                  To Purchase 15,000 Shares of common stock of

                               MORTGAGE.COM, INC.

         THIS CERTIFIES THAT, in consideration for payment of good and valuable consideration to Mortgage.com, Inc., a Florida corporation (the "Company"), Independent Brokers Network or registered assigns is entitled to subscribe for and purchase from the Company, subject to the terms and conditions described below, 15,000 fully-paid and nonassessable shares of the Company's common stock, $0.01 par value (the "Shares"), at the Exercise Price.

         1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Marketing Agreement. The following capitalized terms, as used herein, shall have the meanings set forth below:

               (a) "Exercise Price" shall mean $2.69, subject to adjustments described in Section 8.

               (b) "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of common stock as a dividend or other distribution on outstanding shares of capital stock, (ii) a subdivision of outstanding shares of common stock into a greater number of shares of common stock (whether by stock split or otherwise than by payment of a dividend in common stock) or (iii) a subdivision of outstanding shares of common stock into a smaller number of shares of the common stock (whether by combination or reverse stock split).

               (c) "Marketing Agreement" shall mean the Marketing and Management Agreement dated April 10, 2000, between the Company and Independent Brokers Network.

               (d) "Monthly Penetration Rate" shall mean the percentage obtained by dividing "B" by "A":

                         "A"     = The number of monthly real estate
                                 transactions closed by a Contact who has signed up for a Company Program where the Contact represented the buyer in such real estate transaction.

                         "B" = The number of monthly mortgage loans associated with the real estate transactions determined in "A" which a Contact caused to be closed pursuant to a Company Program.

         2. Term of Warrant and Vesting. The term of this Warrant shall expire at 11:59 p.m. on April 11, 2004. Notwithstanding the expiration date, unvested portions of this Warrant expire on the termination date of the Marketing Agreement. The holder may exercise vested portions of this Warrant for a period of 60 days following the termination date of the Marketing Agreement; provided that no portion of this Warrant shall be exercisable after the time it would otherwise have expired.

         This Warrant shall vest 20% upon the occurrence of each of the following events:

               (a) At such time as Independent Brokers Network, pursuant to the Marketing Agreement, has caused 18 Contacts to sign up for the Company's Programs, and each such Contact has closed at least 5 mortgage loans with the Company pursuant to the Programs;

               (b) At such time as Independent Brokers Network, pursuant to the Marketing Agreement, has caused 50 Contacts to sign up for the Company's Programs, and such Contacts have closed an aggregate of at least 300 mortgage loans with the Company pursuant to the Programs;

               (c) At such time as the Independent Brokers Network Contacts who have signed up for the Company's Programs have closed an aggregate of at least 400 mortgage loans with the Company pursuant to the Programs;

               (d) At such time as Independent Brokers Network, pursuant to the Marketing Agreement, has caused 20 Contacts to sign up for the Company's Programs and such Contacts in the aggregate have maintained an average Monthly Penetration Rate in excess of 20% over any consecutive period of 24 months during the term of this Warrant, provided that at least 20 Contacts participated in the Company's Programs for each of those 24 months.

               (e) At such time as Independent Brokers Network, pursuant to the Marketing Agreement, has caused 20 Contacts to sign up for the Company's Programs and such Contacts in the aggregate have maintained an average Monthly Penetration Rate in excess of 30% over any consecutive period of 12 months during the term of this Warrant, provided that at least 20 Contacts participated in the Company's Programs for each of those 12 months.

          3. Exercise. This Warrant may not be exercised prior to the date it is vested or after the expiration of its term. The rights represented by this Warrant may be exercised by the registered holder, in whole or in part (but not to as to a fractional share of common stock), by the surrender of this Warrant at the principal office of the Company on the intended date of the exercise, together with a duly completed form of exercise and a check for the purchase price for the number of Shares being purchased.

         As a condition to the issuance by the Company of the Shares pursuant to this Warrant, the holder, if requested by the Company, shall provide a letter in which the holder (a) represents that the Shares are being acquired for investment and not resale and makes such other representations as may be necessary or appropriate to qualify the issuance of the Shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represents that the holder shall not dispose of the shares in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on all stock certificates issued pursuant to the exercise of this Warrant to assure compliance with the foregoing.

         The holder is aware that the Company is relying, and presently intends to continue relying, upon exemptions from the securities registration requirements of federal and state securities laws in the issuance of this Warrant and in the issuance of the Shares. If, when this Warrant is exercised, appropriate exemptions from registration are not available under federal and state securities laws, the exercise shall not be consummated on the intended date of exercise specified in the holder's written notice of exercise and no Shares shall be issued to the holder unless and until such exemptions are available. The holder agrees to execute such documents and make such representations, warranties and agreements as may be required in order to comply with the exemption(s) relied upon by the Company for the issuance of Shares.

         4. Issuance of Shares. The Company agrees that the Shares purchased upon exercise of this Warrant shall be deemed to be issued to the record holder as of the close of business on the date on which this Warrant shall have been surrendered with the applicable purchase price. Certificates for the Shares purchased shall be delivered to the holder within a reasonable time after the exercise of this Warrant has been consummated, and a new Warrant representing the number of Shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the holder hereof within such time.

         5. Investment Representations. By accepting this Warrant, the holder represents that the Warrants are being acquired for investment purposes only and not with a view to distribution or resale. The holder further acknowledges that it has had the opportunity to ask questions of representatives and agents of the Company and to acquire such additional information about the business and financial condition of the Company as holder has requested in connection with acquisition of this Warrant, and all such information has been provided by the Company.

         6. Transferability. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, or transferring any Shares, of such holder's intention to do so, describing briefly the manner of the proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel. If in the opinion of the Company's counsel the proposed transfer may be effected without constituting a violation of applicable federal and state securities laws, then the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant or to dispose of any of the Shares received upon the previous exercise of the Warrant, provided that an appropriate legend may be endorsed on this Warrant or the certificates for any of the Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of the Company's counsel to prevent further transfers which would be in violation of the securities laws or adversely affect the exemptions relied upon by the Company. To such effect, the Company may request that the intended transferee execute an investment letter reasonably satisfactory to the Company and its counsel.

         A register of the issuance and transfer of this Warrant shall be kept at the offices of the Company, and this Warrant may be transferred only on the books of the Company maintained at its office. Each transfer shall be in writing signed by the then-registered holder hereof or the holder's legal repre-sentatives or successors, and no transfer hereof shall be binding upon the Company unless in writing and duly registered on the register maintained at the Company's offices. Upon transfer of this Warrant, the transferee, by accepting the Warrant, agrees to be bound by the terms and conditions of this Warrant and the investment letter, if any, required by the Company.

         If in the opinion of the Company's counsel the proposed transfer or disposition of the Warrant or the Shares described in the holder's written notice given pursuant to this Section 5 may not be effected without registration or without adversely affecting the exemptions relied upon by the Company, the Company shall promptly give written notice to the holder and the holder will limit its activities and restrict its transfer accordingly.

         7. Covenants of the Company. The Company and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be required to assure that the par value per share of the common stock is at all times equal to or less than the then-effective Exercise Price. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for issuance upon exercise of rights evidenced by this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

         8. Anti-Dilution Adjustments. The above provisions are subject to the following:

               (a) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event, the Exercise Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of common stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Exercise Price. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                    When any adjustment is required to be made in the Exercise Price pursuant to this subsection (a), the number of Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) (A) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by (B) the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

               (b) Mergers, Consolidations, Sales of Assets, Etc. In the event of any consolidation of the Company with or merger of the Company into any other corporation (other than a merger in which the Company is the surviving corporation unless the Company is the surviving target corporation in a reverse triangular merger) or the conveyance, transfer or lease of substantially all of the Company's assets or a recapitalization or reclassification that results in the issuance of the Company's securities, the holder of this Warrant shall have the right, after such consolidation, merger, sale, recapitalization or reclassification to exercise such Warrant and receive the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such consolidation, merger, sale, recapitalization or reclassification as would a holder of the number of shares of common stock issuable upon exercise of this Warrant immediately prior to such consolidation, merger or sale. Provisions shall be made for adjustments in the Exercise Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in subsection (a). The provisions of this subsection (b) shall similarly apply to successive consolidations, mergers, sales, recapitalizations or reclassifications.

               (c) Notice of Certain Transactions. If the Company takes any action that would require an adjustment in the Exercise Price, the Company shall mail to the holder of this Warrant a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation or merger and a description of the resulting adjustment. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect contained therein shall not affect the validity of the transaction.

               (d) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         9. No Voting or Other Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

        10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, Mortgage.com, Inc., has caused this Warrant to be signed by its duly authorized officer as of the date first above written.

                                       Mortgage.com, Inc.



                                       By:   /s/ John J. Hogan
                                          --------------------------------------
                                           John J. Hogan, Senior Executive
                                             Vice President

ATTEST:



By: /s/ Chris Anderson
   ---------------------------------
     Chris Anderson, Secretary



         (Corporate Seal)

            SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF WARRANT

         The undersigned registered holder hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________ full Shares of common stock provided for therein, and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant for the unexercised portion of the within Warrant to be delivered to the undersigned.

         Dated _______, _____.


                                       _________________________________________
                                       Signature of Registered Holder






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